                                                                       EXHIBIT 5






                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                           RAMSAY YOUTH SERVICES, INC.

                           PSYCHIATRIC SOLUTIONS, INC.

                                       AND

                            PSI ACQUISITION SUB, INC.

                               As of April 8, 2003



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                                Table of Contents

                                                                                                                Page

Article I. INTERPRETATION........................................................................................1

         SECTION 1.01 Definitions................................................................................1
         SECTION 1.02 Interpretation.............................................................................4

Article II. THE MERGER...........................................................................................4

         SECTION 2.01 The Merger.................................................................................4
         SECTION 2.02 Closing....................................................................................4
         SECTION 2.03 Effective Time.............................................................................4
         SECTION 2.04 Effects of the Merger......................................................................4
         SECTION 2.05 Certificate of Incorporation and Bylaws....................................................5
         SECTION 2.06 Directors..................................................................................5
         SECTION 2.07 Officers...................................................................................5
         SECTION 2.08 Additional Actions.........................................................................5

Article III. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS...........................5

         SECTION 3.01 Effect on Capital Stock....................................................................5
         SECTION 3.02 Options, Warrants and ESPP.................................................................6
         SECTION 3.03 Appraisal Rights...........................................................................6
         SECTION 3.04 Payment....................................................................................7

Article IV. REPRESENTATIONS AND WARRANTIES.......................................................................8

         SECTION 4.01 Representations and Warranties of the Company..............................................8
                  (a)      Organization, Standing and Corporate Power............................................9
                  (b)      Subsidiaries..........................................................................9
                  (c)      Capital Structure.....................................................................9
                  (d)      Authority; Noncontravention..........................................................10
                  (e)      SEC Documents and Financial Statements...............................................11
                  (f)      Absence of Certain Changes or Events.................................................11
                  (g)      Absence of Undisclosed Liabilities; Guarantees.......................................12
                  (h)      Litigation...........................................................................12
                  (i)      Permits; Compliance with Applicable Laws.............................................12
                  (j)      Compliance with Fraud and Abuse/Stark Statutes.......................................13
                  (k)      Provider Numbers.....................................................................13
                  (l)      HIPAA Matters........................................................................13
                  (m)      Absence of Changes in Benefit Plans..................................................14
                  (n)      ERISA Compliance.....................................................................15
                  (o)      Taxes................................................................................16
                  (p)      Contracts............................................................................18
                  (q)      Voting Requirements..................................................................19
                  (r)      Ownership of Property; Liens.........................................................19


                                       i
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
                  (s)      Brokers..............................................................................20
                  (t)      Restrictions on Business Activities..................................................20
                  (u)      Environmental Matters................................................................20
                  (v)      Intellectual Property................................................................21
                  (w)      Insurance............................................................................22
                  (x)      Opinion of Financial Advisor.........................................................22
                  (y)      The Company Rights Agreement.........................................................22
                  (z)      Transactions With Affiliates.........................................................22
         SECTION 4.02 Representations and Warranties of Purchaser and the Merger Subsidiary.....................23
                  (a)      Organization, Standing and Corporate Power...........................................23
                  (b)      Authority; Noncontravention..........................................................23
                  (c)      Brokers..............................................................................24
                  (d)      Interim Operations of the Merger Subsidiary..........................................24
                  (e)      Ownership Interest in the Company....................................................24
                  (e)      Financial Capacity...................................................................25
                  (g)      No Other Representations or Warranties by the Seller.................................25

Article V. COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................26

         SECTION 5.01 Conduct of Business.......................................................................26
         SECTION 5.02 No Solicitation by the Company............................................................27

Article VI. ADDITIONAL AGREEMENTS...............................................................................29

         SECTION 6.01 Stockholders Meeting; Preparation of Proxy Statement......................................29
         SECTION 6.02 Access to Information; Confidentiality....................................................30
         SECTION 6.03 Commercially Reasonable Efforts...........................................................30
         SECTION 6.04 Certain Employee Matters..................................................................31
         SECTION 6.05 Indemnification, Exculpation and Insurance................................................31
         SECTION 6.06 Public Announcements......................................................................33
         SECTION 6.07 Financing.................................................................................33
         SECTION 6.08 Notification of Certain Matters...........................................................33
         SECTION 6.09 Resignations..............................................................................34
         SECTION 6.10 Financial Statements......................................................................34
         SECTION 6.11 Severance Payments........................................................................34
         SECTION 6.12 Exemption from State Takeover Laws........................................................34

Article VII. CONDITIONS PRECEDENT...............................................................................35

         SECTION 7.01 Mutual Conditions.........................................................................35
         SECTION 7.02 Additional Conditions to Obligations of Purchaser and the Merger Subsidiary...............35
         SECTION 7.03 Additional Conditions to Obligations of the Company.......................................37

Article VIII. TERMINATION, AMENDMENT AND WAIVER.................................................................37

         SECTION 8.01 Termination...............................................................................37


                                       ii
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
         SECTION 8.02 Effect of Termination.....................................................................38
         SECTION 8.03 Amendment.................................................................................39
         SECTION 8.04 Extension; Waiver.........................................................................40
         SECTION 8.05 Procedure for Termination, Amendment, Extension or Waiver.................................40

Article IX. GENERAL PROVISIONS..................................................................................40

         SECTION 9.01 Nonsurvival of Representations and Warranties.............................................40
         SECTION 9.02 Notices...................................................................................40
         SECTION 9.03 Counterparts..............................................................................41
         SECTION 9.04 Governing Law.............................................................................41
         SECTION 9.05 Assignment................................................................................41
         SECTION 9.06 Enforcement...............................................................................42
         SECTION 9.07 Tax Treatment.............................................................................42
         SECTION 9.08 Entire Agreement..........................................................................42
         SECTION 9.09 Invalid Provision.........................................................................42

                  AGREEMENT AND PLAN OF MERGER dated as of April 8, 2003 (this "Agreement"), among Ramsay Youth Services, Inc., a Delaware corporation (the "Company"), Psychiatric Solutions, Inc., a Delaware corporation ("Purchaser"), and PSI Acquisition Sub, Inc., a Delaware corporation (the "Merger Subsidiary").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the respective Boards of Directors of the Company, the Merger Subsidiary and Purchaser have approved this Agreement and declared that it is advisable that the Merger Subsidiary merge with and into the Company (the "Merger") pursuant to, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and that the Merger, upon the terms and conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders.

                  WHEREAS, in the Merger, each of the issued and outstanding shares of common stock of the Company, $.01 par value per share (the "Company Common Stock" which term also refers to and includes, unless the context otherwise requires, the associated Company Rights as defined below), will be converted into the right to receive cash consideration of $5.00 per share (the "Per Share Amount").

                  WHEREAS, Purchaser, the Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which all parties hereby acknowledge, the parties agree as follows:

                                   ARTICLE I.

                                 INTERPRETATION

                  Section 1.01 Definitions. In this Agreement:

An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first person.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

"Financing" means aggregate proceeds sufficient to pay the aggregate Per Share Amount and Option Consideration, to repay the indebtedness of the Company and its subsidiaries on the Closing Date and to pay all fees and expenses related to the transactions described in this Agreement.

"knowledge" or "awareness" of any person which is not an individual (other than the Company and its subsidiaries) means the actual knowledge of such person's executive officers based upon a reasonable investigation, and in the case of the Company and its subsidiaries, the actual knowledge of Luis E. Lamela, Marcio C. Cabrera and Jorge L. Rico based upon a reasonable investigation.

"law" means any federal, state, provincial, local or other law, order, decree, judgment or other requirement of any kind of any Governmental Entity, and the rules, regulations and orders promulgated thereunder.

"material adverse change" or "material adverse effect" means, when used in connection with the Company or Purchaser, any change, effect, event or occurrence that is or would reasonably be expected to be materially adverse to the assets, business, operations, condition (financial or other), or results of operations of such person and its subsidiaries taken as a whole, other than any change, effect, event or occurrence (i) affecting (a) the healthcare industry generally (unless such change, effect, event or occurrence has a disproportionate impact on the Company and its subsidiaries), (b) the United States securities markets generally or (c) economic or political conditions generally or (ii) arising from or relating to the execution, delivery or announcement of this Agreement or the transactions contemplated hereby, including, any effects on customers, suppliers or personnel. The terms "material" and "materially" have correlative meanings.

"Out of the Money Options" means those Options and Warrants which provide for an exercise price per share of Company Common Stock which is greater than or equal to the Merger Consideration.

"person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests which are sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         In addition, the following capitalized terms are defined in the following Sections:

Acquisition Proposal...........................................................................................5.02
Benefit Plans............................................................................................4.01(n)(i)
Certificates................................................................................................3.04(b)
Closing Date...................................................................................................2.02
CMS.........................................................................................................4.01(k)
Code.....................................................................................................4.01(n)(i)
Commitment Letter..............................................................................................6.07
Common Shares............................................................................................3.01(c)(i)
Company....................................................................................................preamble
Company Benefit Plans ......................................................................................4.01(n)
Company Common Stock.........................................................................preliminary statements
Company Material Breach.....................................................................................8.01(c)

Company Rights..............................................................................................4.01(c)
Company Rights Agreement....................................................................................4.01(c)
Company Rights Plan Amendment...............................................................................4.01(y)
Company Rights..............................................................................................4.01(c)
Company SEC Documents.......................................................................................4.01(e)
Company Stock Plans.........................................................................................4.01(c)
Company Stockholder Approval................................................................................4.01(q)
Contracts...................................................................................................4.01(p)
Covered Entities............................................................................................4.01(l)
DGCL.........................................................................................preliminary statements
Dissenting Shares ..........................................................................................3.03(a)
Effective Time.................................................................................................2.03
ERISA....................................................................................................4.01(n)(i)
ERISA Affiliate..........................................................................................4.01(n)(x)
ESPP........................................................................................................3.02(b)
Exchange Act............................................................................................4.01(d)(ii)
Federal Privacy Regulations.................................................................................4.01(l)
Federal Transaction Regulations.............................................................................4.01(l)
Financing...................................................................................................4.02(f)
Governmental Entity.....................................................................................4.01(d)(ii)
HCFA........................................................................................................4.01(k)
HIPAA.......................................................................................................4.01(l)
HSR Act.................................................................................................4.01(d)(ii)
Highly Confident Letter.....................................................................................4.02(f)
Liens.......................................................................................................4.01(b)
Merger.......................................................................................preliminary statements
Merger Consideration.....................................................................................3.01(c)(i)
Merger Subsidiary..........................................................................................preamble
Non-Disclosure Agreement.......................................................................................5.02
Option......................................................................................................3.02(a)
Option Consideration........................................................................................3.02(a)
Paying Agent ...............................................................................................3.04(a)
Payment Fund................................................................................................3.04(a)
Per Share Amount.............................................................................preliminary statements
Permitted Liens.............................................................................................4.01(r)
Provider Numbers............................................................................................4.01(k)
Proxy Statement.........................................................................................4.01(d)(ii)
Purchaser..................................................................................................preamble
Purchaser Material Breach...................................................................................8.01(e)
Real Property...............................................................................................4.01(r)
Resignations...................................................................................................6.09
SEC.....................................................................................................4.01(d)(ii)
Securities Act..............................................................................................4.01(e)
Stockholders Meeting........................................................................................6.01(a)
Superior Proposal..............................................................................................5.02
Surviving Corporation..........................................................................................2.01
Tax.....................................................................................................4.01(o)(vi)
Warrant........................................................................................................3.02
Workforce..............................................................................................4.01(l)(iii)


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                  Section 1.02 Interpretation(i). (i) Whenever herein the
singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

                  (ii) Unless otherwise expressly provided, the words "include", "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (iii) The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the provisions hereof.

                                  ARTICLE II.

                                   THE MERGER

                  SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Merger Subsidiary will be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of the Merger Subsidiary will cease and the Company will continue as the surviving corporation (the "Surviving Corporation") and will succeed to and assume all rights and obligations of the Company and of the Merger Subsidiary in accordance with the DGCL.

                  SECTION 2.02 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which will be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Nashville, TN 37219, unless another time, date or place is agreed to by the parties to this Agreement.

                  SECTION 2.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties will prepare, execute and acknowledge and thereafter file a certificate of merger in such form as is required by the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at such time as such filings are made with the Delaware Secretary of State, or at such later time as the Merger Subsidiary and the Company agree and is specified in such filings (the date and time of such filing, or such later date or time as may be set forth therein, being the "Effective Time").

                  SECTION 2.04 Effects of the Merger. The Merger will have the effects set forth in Section 259 of the DGCL and all other effects specified in the applicable provisions of the DGCL. Without limiting the foregoing, at the Effective Time, all properties, rights, privileges, powers, and franchises of the Company and the Merger Subsidiary will vest in the Surviving Corporation and all debts, liabilities, obligations, and duties of the Company and the Merger Subsidiary will become the debts, liabilities, obligations, and duties of the Surviving Corporation.

                  SECTION 2.05 Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will be amended to be identical to the certificate of incorporation and bylaws, respectively, of the Merger Subsidiary as in effect immediately prior to the Effective Time (except (i) that the name of the Surviving Corporation will be changed to Psychiatric Solutions of Coral Gables, Inc., (ii) that the incorporator of the Surviving Corporation will not change in the Merger and (iii) as otherwise provided in Section 6.05).

                  SECTION 2.06 Directors. The directors of the Merger Subsidiary at the Effective Time will continue as the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 2.07 Officers. The officers of the Merger Subsidiary at the Effective Time and the individuals set forth on Schedule 2.07 will continue as officers of the Surviving Corporation and will hold office until the earlier of their death, resignation or removal.

                  SECTION 2.08 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Merger Subsidiary or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Merger Subsidiary or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Merger Subsidiary or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                  ARTICLE III.

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

                  SECTION 3.01 Effect on Capital Stock. At the Effective Time, subject to Section 3.03 below, by virtue of the Merger and without any action on the part of the Company, the Merger Subsidiary, Purchaser or the holders of any shares of capital stock of the Company or any shares of capital stock of the Merger Subsidiary:

         (a) Each share of the capital stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation;

         (b) Each share of Company Common Stock that is owned by the Company or by any wholly-owned subsidiary of the Company and each share of Company Common Stock that is owned by Purchaser, the Merger Subsidiary or any other subsidiary of Purchaser immediately prior to the Effective Time will automatically be canceled without any conversion thereof and no consideration will be delivered with respect thereto; and

         (c)      (i)      Except for shares to be canceled in accordance with
Section 3.01(b) and except for Dissenting Shares, each share of the Company Common Stock issued and outstanding as of the Effective Time (the "Common Shares") will be automatically canceled and extinguished and converted into the right to receive in cash the Per Share Amount (the "Merger Consideration"), without interest, upon surrender of the certificate formerly representing such Common Shares in accordance with Section 3.04.

                  (ii) As of the Effective Time, each certificate previously representing any Common Shares will thereafter represent the right to receive the Merger Consideration. The holders of such certificates previously representing the Common Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Common Shares as of the Effective Time, except as otherwise provided in this Agreement or by applicable law. Such certificates previously representing Common Shares will be exchanged for the Merger Consideration upon the surrender of such certificates in accordance with provisions of Section 3.04, without interest.

                  SECTION 3.02 Options, Warrants and ESPP(a). (a) At the Effective Time, (i) each outstanding option to purchase shares of Company Common Stock granted under the Company Stock Plans, whether or not then exercisable (the "Options"), and (ii) each outstanding warrant to purchase shares of Company Common Stock, whether or not then exercisable (the "Warrants"), shall be converted into a right to receive the Merger Consideration less the applicable option or warrant, as applicable, exercise price per share, less applicable federal and state tax withholding obligations of the Option holder or Warrant holder (the "Option Consideration"). In the event that the exercise price of an Option or Warrant is greater than the Merger Consideration, then at the Effective Time such Option or Warrant shall be canceled without any payment made in exchange therefor. At the Effective Time, the Company Stock Plans shall be deemed terminated.

         (b) Outstanding purchase rights under the Company's Employee Stock Purchase Plan ("ESPP") shall expire immediately prior to the Effective Time, and the entire amount credited to the stock purchase account of each participant in the ESPP at the Effective Time shall be refunded to the participant, without interest. At the Effective Time, the ESPP shall be deemed terminated.

                  SECTION 3.03 Appraisal Rights(a). (a) Notwithstanding anything in this Agreement to the contrary, Common Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders that are entitled to demand and have properly demanded appraisal of their Common Shares under the DGCL and have complied in all respects with the requirements of the DGCL concerning the right of a stockholder of the Company to demand appraisal of such Common Shares and that, as of the Effective Time, have not effectively withdrawn or lost such right to appraisal (the "Dissenting Shares") will not be converted into or represent a right to receive the Merger Consideration, but the holders of such Dissenting Shares will be entitled only to such rights as are provided under Section 262 of the DGCL. Each holder of Dissenting Shares that becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL will receive payment for such Dissenting Shares from the Surviving Corporation in accordance with the DGCL; provided, however, that to the extent that any holder or holders of Common Shares have failed to establish the entitlement to appraisal rights as provided in Section 262 of the DGCL, such holder or holders (as the case may be) will forfeit the right to appraisal of such Common Shares and each such Common Share will thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest.

         (b) The Company will give Purchaser and the Merger Subsidiary (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument served pursuant to Section 262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company will not, except with the express written consent of Purchaser, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

                  SECTION 3.04 Payment(a). (a) Prior to the Effective Time, the Merger Subsidiary will appoint a bank or trust company reasonably acceptable to the Company as agent for the holders of Common Shares (the "Paying Agent") to receive and disburse the Merger Consideration to which holders of Common Shares become entitled pursuant to Section 3.01(c) and the Option Consideration to which holders of Options and Warrants become entitled pursuant to Section 3.02(a). At the Effective Time, the Merger Subsidiary or Purchaser will provide the Paying Agent with sufficient cash to allow the Merger Consideration and the Option Consideration to be paid by the Paying Agent for each Common Share then entitled to receive the Merger Consideration and each Option and Warrant then entitled to receive the Option Consideration, respectively (the "Payment Fund").

         (b) Promptly after the Effective Time, the Surviving Corporation or Purchaser will cause the Paying Agent to mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented Common Shares (the "Certificates"), a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment.

                  (i) Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with its instructions and such other documents as may be reasonably requested, the holder of such Certificate will be entitled to receive in exchange for such Certificate, less any required withholding taxes, the Merger Consideration and such Certificate will forthwith be canceled. No interest will be paid or accrued on the Merger Consideration upon the surrender of the Certificates.

                  (ii) If payment or delivery is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment or delivery that the Certificate so surrendered be properly endorsed, with signature properly guaranteed, or otherwise be in proper form for transfer and that the person requesting such payment or delivery pay any transfer or other taxes required by reason of the payment or delivery to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                  (iii) Subject to Section 3.03, until surrendered in accordance with the provisions of this Section 3.04(b), each Certificate (other than Certificates held by persons referred to in Section 3.01(b)) will represent for all purposes only the right to receive the Merger Consideration, without interest and less any required withholding taxes.

         (c) Promptly following the Effective Time, the Surviving Corporation or the Purchaser will cause the Paying Agent to pay the Option Consideration from the Payment Fund to each holder of Options or Warrants.

         (d) Promptly following the date that is six (6) months after the Effective Time, the Paying Agent will return to the Surviving Corporation all cash, certificates, and other property in its possession that constitute any portion of the Payment Fund (including any interest received with respect thereto), and the duties of the Paying Agent will terminate. Thereafter, each holder of a Certificate formerly representing a Common Share or Common Shares shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates without any interest thereon. Notwithstanding the foregoing, neither the Company, the Merger Subsidiary, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Notwithstanding the foregoing, the Surviving Corporation will be entitled to receive from time to time all interest or other amounts earned with respect to the Payment Fund as such amounts accrue or become available.

         (e) After the Effective Time there will be no registration of transfers on the stock transfer books of the Surviving Corporation of the Common Shares that were outstanding immediately prior to the Effective Time. If after the Effective Time, any Certificate is presented to the Surviving Corporation or the Paying Agent, it shall be canceled and exchanged for the Merger Consideration, without interest and less any required withholding taxes, as provided for, and in accordance with the procedures set forth in, this Article III.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01 Representations and Warranties of the Company. The Company represents and warrants to Purchaser and the Merger Subsidiary as follows, except as set forth on the disclosure schedules delivered by the Company to Purchaser upon the execution of this Agreement:

         (a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or partnership power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company. The Company has delivered or made available to Purchaser prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws (or comparable organizational documents) of its subsidiaries, in each case as amended to date.

         (b) Subsidiaries. Schedule 4.01(b) hereto sets forth each subsidiary of the Company. Other than the subsidiaries listed on Schedule 4.01(b), the Company does not own stock or hold or control, directly or indirectly, any ownership interest in any other corporation, association or business organization. All the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, liens, charges, encumbrances, rights of first refusal, options, mortgages, deeds of trust and security interests of any kind or nature whatsoever (collectively, "Liens").

         (c) Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, 800,000 shares of Class A Preferred Stock, $1.00 par value, and 2,000,000 shares of Class B Preferred Stock, $1.00 par value, of which (i) 333,333 shares have been designated as Class B Preferred Stock, Series 1987, $1.00 par value, (ii) 152,321 shares have been designated as Series C Preferred Stock, $1.00 par value, (iii) 100,000 shares have been designated as Series 1996 Preferred Stock, $1.00 par value,
(iv) 100,000 shares have been designated as Series 1997 Preferred Stock, $1.00 par value and (v) 4,000 shares have been designated as Series 1997-A Preferred Stock (collectively, the "Company Preferred Stock"). At the close of business on April 8, 2003, (i) 9,304,159 shares of Company Common Stock were issued and outstanding, (ii) 193,850 shares of Company Common Stock were held by the Company in its treasury and (iii) no shares of Company Preferred Stock were issued and outstanding or held in the Company's treasury. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued and fully paid and nonassessable. Schedule 4.01(c) sets forth a complete and correct list, as of the close of business on April 8, 2003, of the plans pursuant to which Options have been granted and are outstanding (the "Company Stock Plans"), the number of shares of Company Common Stock subject to Options and Warrants, and the exercise prices thereof. Except as set forth on Schedule 4.01(c), as of the close of business on April 8, 2003, there were no outstanding securities, options, warrants, calls, rights or agreements to which the Company or any of its subsidiaries is a party obligating the Company or any of its subsidiaries to issue, deliver, sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries. As of the close of business on April 8, 2003, there were no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. The Company has made available to Purchaser a complete and correct copy of the Rights Agreement dated as of August 1, 1995, as amended to date (the "Company Rights Agreement"), between the Company and the rights agent thereunder relating to rights to purchase Company Common Stock (the "Company Rights"). All outstanding shares of Company Common Stock are duly included for trading on the Nasdaq SmallCap Market.

         (d) Authority; Noncontravention. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Schedule 4.01(d)(i), the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement do not conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, upon any of the properties or assets of the Company or any of its subsidiaries under, (w) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries, (x) any loan or credit agreement, note, bond, mortgage or indenture, (y) any lease or other agreement to which the Company or any of its subsidiaries is a party, or (z) subject to the governmental filings and other matters referred to in clause
(d)(ii) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries other than, with respect to clauses (x), (y) and (z), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not reasonably be expected to (1) have a material adverse effect on the Company, or (2) prevent or delay the consummation of any of the transactions contemplated by this Agreement.

                  (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if necessary; (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and the filing with Governmental Entities of appropriate documents to satisfy the applicable requirements of state securities or "blue sky" laws; and
(4) those required filings, regulations, consents and approvals listed on
Schedule 4.01(d)(ii) hereto.

                  (iii) Assuming the accuracy of the representations and warranties in Section 4.02(e), the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL will not apply to the Merger.

                  (iv) As of the date hereof, the Board of Directors of the Company has by a unanimous vote (1) determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (2) approved this Agreement and the transactions contemplated hereby in accordance with the applicable provisions of the DGCL,
(3) authorized the performance by the Company of this Agreement and (4) recommended the approval of the Merger and adoption of this Agreement by holders of the Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at a meeting of the stockholders of the Company to consider approval of the Merger and adoption of this Agreement.

         (e) SEC Documents and Financial Statements. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since June 30, 1999 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

         (f) Absence of Certain Changes or Events. Except (1) as disclosed in the Company SEC Documents, (2) for the transactions provided for herein, (3) for liabilities which have been or will be incurred in connection with or as a result of this Agreement and which are disclosed in Schedule 4.01(f), or (4) as otherwise disclosed in Schedule 4.01(f), since the date of the most recent consolidated financial statements included in the Company SEC Documents, the Company and its subsidiaries have conducted their businesses in the ordinary course and there has not occurred: (i) any change, effect or circumstance constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a material adverse effect on the Company; (ii) any amendment or change in the Company's certificate of incorporation or bylaws; (iii) any material changes to any Company Benefit Plan or other employee benefit arrangements or agreements, including the establishment of any new such plans, arrangements or agreements or the extension of coverage under any such plans, arrangements or agreements to new groups of employees or other individuals; (iv) any material damage to, destruction or loss of any material asset of the Company or any of its subsidiaries (whether or not covered by insurance); (v) any capital expenditure exceeding $175,000 for any single project or series of related projects; (vi) any material change by the Company in its accounting methods, principles or practices (other than as required by generally accepted accounting principles);
(vii) other than in the ordinary course of business, any sale of a material amount of assets of the Company or any of its subsidiaries; or (viii) any agreement to do any of the foregoing.

         (g) Absence of Undisclosed Liabilities; Guarantees. Except as set forth in Schedule 4.01(g), neither the Company nor any of its subsidiaries has any material liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except material liabilities, obligations or contingencies (a) to the extent reflected on or accrued or reserved against in the most recent consolidated balance sheet included in the Company's SEC Documents, (b) incurred in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, would not reasonably be likely to have a material adverse effect on the Company, or (c) incurred after the date of this Agreement, out of the ordinary course of business, but only to the extent that such liabilities, obligations or contingencies are approved by the Purchaser pursuant to Section 5.01 hereof.

         (h) Litigation. Except as set forth on Schedule 4.01(h), as of the date of this Agreement, there was no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries and, to the knowledge of the Company, no basis for any such action exists, that individually or in the aggregate would reasonably be expected (i) to have a material adverse effect on the Company or (ii) to prevent or to delay the consummation of the transactions contemplated by this Agreement, nor as of such date was there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which would reasonably be expected to have any effect referred to in clause (i) or
(ii) above.

         (i) Permits; Compliance with Applicable Laws. (i) Schedule 4.01(i)(1) contains a true and complete list of all licenses, certificates of occupancy, permits and other governmental authorizations or approvals (collectively, "Licenses") used in and, individually or in the aggregate with other such Licenses, material to the operation of the Company and its subsidiaries taken as a whole (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration date of each. Prior to the execution of this Agreement, the Company has made available to the Purchaser true and complete copies of all such Licenses. Except as disclosed in Schedule 4.01(i)(2), the Company or its subsidiaries validly hold all such Licenses, each such License is valid, binding and in full force and effect, and neither the Company nor any subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License, except for defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. Except as disclosed in Schedule 4.01(i)(3), the consummation of the transactions contemplated by this Agreement will not result in a violation or termination of any License, except for violations or terminations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                  (ii) Since January 1, 2000, the Company and its subsidiaries have conducted their business in accordance with all applicable laws, including, without limitation, applicable laws relating to antitrust, consumer protection, equal opportunity, labor and employment, occupational safety and health, ERISA, pension, welfare and securities matters, except where the failure to so comply would not reasonably be expected to have a material adverse effect on the Company. To the knowledge of the Company, the Company and its subsidiaries have not received any written notification of any asserted present or past failure by the Company or any of its subsidiaries to comply in any material respect with such laws, which failures remain outstanding or unremedied on the date hereof.

         (j) Compliance with Fraud and Abuse/Stark Statutes. The Company and its subsidiaries and all persons and entities employed by or providing professional services to the Company and its subsidiaries have not engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, 42 U.S.C. ss. 1395nn, or the regulations promulgated thereunder, or similar state or local statutes or regulations except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

         (k) Provider Numbers. Attached hereto as Schedule 4.01(k) is a complete list of all Medicaid and Medicare provider numbers (the "Provider Numbers") in the name of the Company, its subsidiaries, a facility or as otherwise specified, which the Company is currently using in its operations and excluding any Medicaid and Medicare provider numbers for facilities which were sold or closed by the Company prior to the date of this Agreement. The Provider Numbers are active with the Center for Medicare and Medicaid Services ("CMS")/Health Care Financing Administration ("HCFA").

         (l) HIPAA Matters. (i) Each facility, entity or component of any entity owned or controlled by the Company or any of its subsidiaries that is a health plan, healthcare clearinghouse or healthcare provider, as such terms are defined in the Federal Privacy Regulations (collectively, the "Covered Entities") is in compliance in all material respects with and has not violated in any material respect the administrative simplification section of the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C. Sections 1320d through d-8 (collectively, "HIPAA"), the regulations contained in 45 C.F.R. Parts 160 and 164, as amended (collectively, the "Federal Privacy Regulations"), the regulations contained in 45 C.F.R. Parts 160 and 162, as amended (collectively, the "Federal Transaction Regulations") or applicable state privacy laws.

                  (ii) To the extent a Covered Entity directly or indirectly conducts a Transaction (as defined in the Federal Transaction Regulations) using Electronic Media (as defined in the Federal Transaction Regulations) with another covered entity, such Transactions use and will use in all material respects the standards mandated by the Federal Transaction Standards (as defined in the Federal Transaction Regulations). Each Covered Entity has submitted a compliance plan by October 16, 2002 seeking an extension to comply with the foregoing requirements which contains the information mandated by the Administrative Simplification Compliance Act, 42 U.S.C. Sections 1305 and 1320d-4.

                  (iii) When and to the extent required by law, each policy relating to the privacy of patient's Protected Health Information complies in all material respects with the Federal Privacy Regulations and applicable state privacy laws. When and to the extent required by law, each Covered Entity has provided its patients with a privacy notice that contains in all material respects all of the requirements of 45 C.F.R. Section 164.520(b) at the times required by 45 C.F.R. Section 164.520(c) and has documented compliance with the foregoing requirements. An accurate copy of each Covered Entity's privacy notice and any policy relating thereto, or the most recent draft thereof, has been made available to Purchaser. When and to the extent required by law, each Covered Entity and its employees, volunteers, trainees, and other persons whose conduct, in the performance of work for a Covered Entity is under the direct control of such entity (collectively, the "Workforce") has only Used (as defined in the Federal Privacy Regulations) or Disclosed (as defined in the Federal Privacy Regulations) Protected Health Information in accordance in all material respects with its privacy notices, the Covered Entity's privacy policies relating to Protected Health Information and the Federal Privacy Regulations.

                  (iv) To the extent that either the Company or any Covered Entity maintains Group Health Plans (as defined in the Federal Privacy Regulations) for its employees and the dependents thereof, each such Group Health Plan (a) has implemented or will implement prior to April 14, 2003, policies to establish the permitted and required Uses and Disclosures of Protected Health Information to the plan sponsor, provided that such policies are not inconsistent with the Federal Privacy Regulations; (b) has received or will receive prior to April 14, 2003, certification from the plan sponsor that the Group Health Plan documents have been amended to incorporate the provisions set forth in 45 C.F.R. Sections 164.504(f)(2)(ii) and (f)(iii); and (c) provided or will provide prior to April 14, 2003, its employees and their dependents covered by such Group Health Plan the applicable notices regarding the amendments of such Group Health Plan

                  (v) Each Covered Entity has provided or will provide prior to April 14, 2003 its patients the right to inspect, obtain a copy of, amend, receive an accounting of the disclosures, request an alternative means of disclosure and alternative locations for disclosure of Protected Health Information in accordance with the Federal Privacy Regulations. To the extent that a Covered Entity has agreed to additional restrictions on the use or disclosure of Protected Health Information requested by a patient, the Covered Entity has complied with such requests in all material respects.

                  (vi) The Company is not aware of any material breach by a Business Associate (as defined in the Federal Privacy Regulations) of any agreements between a Covered Entity and a Business Associate or any violation by a Business Associate of HIPAA, the Federal Transaction Regulations, the Federal Privacy Regulations, or the Federal Security Regulations.

         (m) Absence of Changes in Benefit Plans. Since the date of the most recent consolidated financial statements included in the Company SEC Documents, except as required hereby, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock or retirement plan providing benefits to any current or former employee, officer or director of the Company or any of its wholly owned subsidiaries.

         (n) ERISA Compliance (i) Schedule 4.01(n)(i) sets forth a true, complete and correct list of all "employee benefit plans", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder (collectively, "ERISA"), all benefit plans as defined in Section 6039D of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plans (whether oral or written, qualified or non-qualified) and any trust, escrow or other funding arrangement related thereto (all of which are collectively referred to as the "Benefit Plans") (A) which are currently maintained or contributed to by the Company or any ERISA Affiliate, or (B) with respect to which the Company has any material liability or material obligations to any current or former officer, Employee, or service provider of the Company or any ERISA Affiliate, or the dependents of any thereof, regardless of whether funded.

                  (ii) Neither the Company nor any ERISA Affiliate has been liable at any time for contributions to a plan that is subject to Section 412 of the Code, Section 302 of ERISA and/or Title IV of ERISA within the six year period ending on the Effective Time.

                  (iii) The Company has heretofore made available to Purchaser, with respect to each of the Benefit Plans, true, accurate and complete copies of the following documents as applicable: (i) the Benefit Plan document and all amendments, (ii) the actuarial report, if any, for such Benefit Plan for each of the last three (3) years and (iii) all personnel, payroll and employment manuals and policies.

                  (iv) There have been no prohibited transactions, breaches of fiduciary duty or other breaches or violations of any law applicable to the Benefit Plans and related funding arrangements that could subject the Company, any subsidiary of the Company or Purchaser to any material liability. Except as disclosed in Schedule 4.01(n)(iv), each Benefit Plan intended to be qualified under Section 401(a) of the Code has a current favorable determination letter (or, in the case of a standardized form or paired plan, a favorable opinion or notification letter), and no event has occurred which would reasonably be expected to cause any Benefit Plan to become disqualified for purposes of
Section 401(a) of the Code. Each Benefit Plan has been operated in compliance with applicable law, including Section 401(a) of the Code and ERISA, as applicable, and in accordance with its terms, except where the failure to so operate would not reasonably be expected to have a material adverse effect on the Company.

                  (v) All required reports, tax returns, documents and plan descriptions of the Benefit Plans have been timely filed with the Internal Revenue Service and the U.S. Department of Labor and/or, as appropriate, provided to participants in the Benefit Plans, except where the failure so to file or provide would not reasonably be expected to have a material adverse effect on the Company.

                  (vi) There are no pending claims, lawsuits or actions relating to any Benefit Plan (other than ordinary course claims for benefits) and, to the knowledge of the Company, none are threatened.

                  (vii) Except as disclosed in Schedule 4.01(n)(vii) or as specifically provided for herein, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or payment, or increase the amount, of compensation to any Employee, officer, former Employee or former officer of the Company. Except as disclosed in
Schedule 4.01(n)(vii) or as specifically provided for herein, no Benefit Plans or other contracts or arrangements provide for payments that would be triggered by the consummation of the transactions contemplated by this Agreement that would subject any person to excise tax under Section 4999 of the Code and, except as disclosed in Schedule 4.01(n)(vii), the Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                  (viii) Except as disclosed on Schedule 4.01(n)(viii), no Benefit Plans provide for, and to the Company's knowledge no written or oral agreements have been entered into with any Employee or former Employee of the Company promising or guaranteeing, any employer payment or funding for the continuation of medical, dental, life or disability insurance coverage for any former Employee of the Company for any period of time beyond the end of the current plan year (except to the extent of coverage required under Title I, Part 6, of ERISA ("COBRA")).

                  (ix) All material contributions to the Benefit Plans which have been required to be made in accordance with the terms of the Benefit Plans and applicable law have been duly and timely made.

                  (x) The Company and its ERISA Affiliates have complied in all material respects with the continuation coverage provisions of COBRA with respect to all current Employees and former Employees. The Company has made available to the Purchaser a list of all current and former Employees of the Company and its ERISA Affiliates who are eligible for and/or have elected continuation coverage under COBRA.

                  (xi) To the Company's knowledge, no lien, security interests or other encumbrances exist with respect to any of the assets of the Company or any ERISA Affiliate, which were imposed pursuant to the terms of the Code or ERISA.

                  (xii) For the purpose of this Section 4.01(n), the term "ERISA Affiliate" shall mean (A) any related company or trade or business that is required to be aggregated with the Company under Code Sections 414(b), (c),
(m) or (o); (B) any other company, entity or trade or business that has adopted or has ever participated in any Benefit Plan; and (C) any predecessor or successor company or trade or business of the Company.

         (o) Taxes. (i) The Company and its subsidiaries have filed all Tax Returns and reports required to be filed by them in all applicable jurisdictions or requests for extensions to file such Tax Returns or reports have been timely filed in all applicable jurisdictions, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company. The Company and each of its subsidiaries have paid all Taxes shown as due on such Tax Returns in all applicable jurisdictions, and the most recent financial statements contained in the Company SEC Documents filed through the date hereof reflect an adequate reserve (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

         (ii) The Company and its subsidiaries have complied in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of taxes (including withholding of taxes under Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time prescribed by law, withheld from employee wages and paid over to the proper Governmental Entity all taxes required to be so withheld and paid over under applicable laws.

         (iii) No deficiency in Taxes for any period has been asserted in writing by the federal, state or local taxing authorities for any period which remains unsettled and there is no deficiency in Taxes for any period known to the Company and its subsidiaries based upon personal contact with any agent of any such authority, except for deficiencies which would not reasonably be expected to have a material adverse effect on the Company. No material issues related to Taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period. Except as disclosed in Schedule 4.01(o)(iii), none of the Company and its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (iv) None of the Company and its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). To the knowledge of the Company, none of the Company and its subsidiaries is a party to any tax allocation or sharing agreement. Except as disclosed in Schedule 4.01(o)(iv), none of the Company and its subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) within the past six years or (B) has any material liability for the Taxes of any Person (other than any of the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (v) Except as disclosed in Schedule 4.01(o)(v), none of the Company and its subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law), (B) "closing agreement" as described in Code
Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date or (C) material installment sale or open transaction disposition made on or prior to the Closing Date.

         (vi) As used in this Agreement, "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         (vii) As used in this Agreement, "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         (p) Contracts. Prior to the date hereof, the Company has made available to the Purchaser true and correct copies of, and Schedule 4.01(p) sets forth a complete and accurate list of all of the following contracts or commitments which the Company or any of its subsidiaries is a party or is bound (collectively, the "Contracts"): (i) any lease (whether as lessor or lessee) of any interest in any real property and any pending and binding agreement to purchase or sell any real property; (ii) any lease of any personal property with aggregate annual rental payments in excess of $175,000; (iii) any agreement to purchase or sell a capital asset or an interest in any business entity for a price in excess of $175,000 or a right of first refusal with respect thereto;
(iv) any agreement relating to the borrowing or lending of money other than advances to employees to cover business expenses in the ordinary course of business; (v) any joint venture contract, partnership contract or similar contract evidencing an ownership interest or a participation in or sharing of profits; (vi) any guaranty, contribution agreement or other agreement that includes any material indemnification or contribution obligation; (vii) any agreement (including any noncompetition agreement) limiting the ability of the Company or any of its subsidiaries to engage in any line of business or in business with any person or restricting the geographical area in which the Company or any of its subsidiaries may engage in any business; (viii) any employment, consulting, management, severance or indemnification contract or agreement with annual obligations in excess of $175,000; (ix) material contracts which are terminable or contracts with annual obligations in excess of $175,000 under which payments by the Company or any of its subsidiaries may be accelerated upon a change in control of the Company or any of its subsidiaries; and (x) any other agreement which involves the payment of an aggregate annual amount in excess of $175,000 (other than fee for service contracts entered into in the ordinary course of business consistent with past practice) or which is material to the Company and its subsidiaries taken as a whole. Except as disclosed in Schedule 4.01(p)(xi), no event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a default by the Company or any of its subsidiaries or, to the Company's knowledge, by any other party under any of the Contracts except where the default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. Except as disclosed in
Schedule 4.01(p)(xii), to the Company's knowledge, no party to any of the Contracts intends to cancel or terminate any of such Contracts. All of the Contracts are valid and binding obligations of the parties thereto, are in full force and effect, and are enforceable against the parties thereto in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         (q) Voting Requirements. The affirmative vote or consent of the holders of a majority of all issued and outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote or consent of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

         (r) Ownership of Property; Liens. The Company and each subsidiary has good and valid title to all the properties and assets (real, personal or mixed) which it purports to own, free and clear of any Liens, except Permitted Liens. The Company has good and valid title to all real property, or valid and binding leasehold interest in all real property, used by the Company and its subsidiaries in the operation of the business of the Company and its subsidiaries (such real property is referred to herein as the "Real Property"). The Real Property which the Company and each subsidiary owns in fee simple is listed by address in Schedule 4.01(r)(1). The Real Property which the Company and its subsidiaries hold a leasehold interest in is listed by address in
Schedule 4.01(r)(2). For purposes of this Agreement, the term "Permitted Liens" shall mean (i) Liens for taxes not yet due, (ii) landlords', carriers, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business consistent with past practice, none of which is overdue for a period of more than 90 days, (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation and (iv) such minor defects, irregularities, encumbrances, easements, rights-of-way, restrictions, encroachments and other similar encumbrances incurred in the ordinary course of business consistent with past practice and which, individually or in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of its business on such property and which do not materially interfere with or impair the present use and operation of such property subject thereto (collectively, "Permitted Liens"). Except as disclosed on Schedule 4.01(r)(3), the Real Property together with all other assets owned, licensed or leased by the Company or its subsidiaries constitute in all material respects all tangible and intangible assets necessary for the operation of the Company's business in accordance with past practice. With respect to the leased Real Property and leased other assets, the Company and its subsidiaries are in compliance with such leases, except where the failure to be in compliance would not reasonably be expected to have a material adverse effect on the Company. Except as disclosed on Schedule 4.01(r)(4), there is no construction in progress with respect to any of the Real Property that would require any capital expenditure exceeding $175,000 for any single project or series of related projects.

         Set forth on Schedule 4.01(r)(5) is a list of the most current title insurance policies, commitments or binders issued to the Company or each subsidiary with respect to any of the Real Property or any portion thereof. Set forth on Schedule 4.01(r)(6) is a list of the most current "as-built" surveys or boundary surveys obtained by the Company or each subsidiary with respect to any of the Real Property or any portion thereof. Neither the Company nor any subsidiary has received any written notice of any material violation of any building, zoning or other similar law in respect of such Real Property or structures or their use by the Company or any subsidiary, which violations remain outstanding or unremedied on the date hereof. No portion of the Real Property is subject to a condemnation or similar proceeding.

         (s) Brokers. No broker, investment banker, financial advisor or other similar person, other than UBS Warburg LLC, the fees and expenses of which will be paid by the Company or, if the Merger occurs, Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company. The Company has made available to Purchaser true and complete copies of all agreements under which any such fees or commissions are payable.

         (t) Restrictions on Business Activities. Except for this Agreement, neither the Company nor any subsidiary is a party to or the subject of any agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary.

         (u) Environmental Matters. (i) Except as disclosed on Schedule 4.01(u)(i) the operations and properties of the Company and its subsidiaries are and at all times have been in compliance with the Environmental Laws, which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof except, in any case, where the failure to comply or possess would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

         (ii) Except as disclosed on Schedule 4.01(u)(ii) there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed.

         (iii) Except as disclosed on Schedule 4.01(u)(iii) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, or state Superfund site list, and the Company and its subsidiaries have not been notified in writing that any of them is a potentially responsible party at any such location. Except as disclosed on Schedule 4.01(u)(iii) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries. To the knowledge of the Company, there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries. To the knowledge of the Company, there are no polychlorinated biphenyls ("PCBs") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

         (iv)     For purposes of this Agreement:

         (1) "Environmental Claim" means any claim, action, cause of action, investigation or notice (in each case in writing or, if not in writing, to the knowledge of the Company) by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

         (2) "Environmental Laws" means, as they exist on the date hereof, all applicable United States federal, state, local and non-U.S. laws, regulations, codes and ordinances relating to pollution or protection of human health (as relating to the environment or the workplace) and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq., Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 et seq., Toxic Substances Control Act ("TSCA"), 15 U.S.C.ss. 2601 et seq., Occupational Safety and Health Act ("OSHA"), 29 U.S.C.ss. 651 et seq., the Clean Air Act, 42 U.S.C.ss. 7401 et seq., the Clean Water Act, 33 U.S.C.ss. 1251 et seq., each as may have been amended or supplemented, and any applicable environmental transfer statutes or laws.

         (3) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products and by-products, asbestos-containing materials, PCBs, and any other chemicals, pollutants, substances or wastes, in each case regulated under any Environmental Law.

         (v) Intellectual Property. (i) As used herein, the term "Intellectual Property Assets" shall mean all intellectual property rights (common law, statutory or otherwise), including, without limitation, patents (including all reissues, divisions, continuations and extensions), trademarks, service marks, trade names, copyrights, and registrations and applications for any and all of the foregoing, Internet domain names, formulae, algorithms, designs, inventions, methodologies, specifications, know-how, trade secrets, computer software programs and code (both object and source), development tools and proprietary information, technologies and processes, and all documentation and media describing or relating to the above, in any format, whether hard copy or machine-readable only. As used herein, "Company Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries and which are material to the business of the Company and its subsidiaries as currently conducted.

                  (ii) The Company or one of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use in the manner and to the extent currently being used by the Company and its subsidiaries, all the Company Intellectual Property Assets, without (x) infringing or violating the valid and enforceable rights of others, (y) constituting a breach of any agreement, obligation, promise or commitment by which the Company and/or its subsidiaries (as applicable) may be bound or (z) violating any laws in any applicable jurisdiction.

                  (iii) No actions or proceedings (i) have been made or are currently pending or, to the Company's knowledge, threatened by any person with respect to the Company Intellectual Property Assets, including, without limitation, any actions or proceedings challenging the right of the Company to use, possess, transfer, convey or otherwise dispose of any Company Intellectual Property Assets, or (ii) have been made or are currently pending or, to the Company's knowledge, threatened by any person with respect to the Intellectual Property Assets of any third party (the "Third Party Intellectual Property Assets") to the extent arising out of any use, possession, transfer, reproduction, conveyance, distribution or other disposition of, or of products or methods covered by or otherwise relating to, such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

                  (iv) To the knowledge of the Company, there is no unauthorized use, infringement, misappropriation or other violation of any of the Company's Intellectual Property Assets by any third party, including, without limitation, any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries.

                  (v) The Company Intellectual Property Assets include all rights and interests necessary to conduct the business of the Company and its subsidiaries as it is currently conducted and such rights will not be adversely affected by the Company or any other person claiming under or through the Company or otherwise in connection with or arising from the execution and delivery of this Agreement, the Merger or the consummation of any of the transactions contemplated hereby, except where such adverse affect would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

         (w) Insurance. All fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by the Company and its subsidiaries are with reputable insurance carriers, provide coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount believed by the Company to be appropriate for the businesses conducted by the Company and its subsidiaries.

         (x) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of UBS Warburg LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Stock (other than Paul J. Ramsay and his affiliates) from a financial point of view.

         (y) The Company Rights Agreement. The Company Rights Agreement has been amended (the "Company Rights Plan Amendment") to (i) render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that a Distribution Date (as defined in the Company Rights Agreement) does not occur solely by reason of the execution of this Agreement, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement. Such amendment may not be further amended by the Company without the prior consent of Purchaser in its sole discretion.

         (z) Transactions With Affiliates. For purposes of this Section 4.01(z) only, the term "Affiliate" shall mean (a) any person, who to the knowledge of the Company, is the beneficial owner of 5% or more of the voting securities of the Company, (b) any director or officer of the Company, (c) any person who directly or indirectly controls, is controlled by or is under common control with the Company, (d) any person who directly or indirectly controls, is controlled by or is under common control with the persons described in clause (b) and who is known to the Company, and
(e) any member of the immediate family of any of the foregoing persons. Except as set forth in Schedule 4.01(z), since December 31, 2001, neither the Company nor any of its subsidiaries has: (a) purchased, leased or otherwise acquired any material property or assets or obtained any material services (other than services of a director, officer or employee in such capacities) from, (b) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to cash remuneration in amounts consistent with past practice for services rendered as a director, officer or employee), or (c) borrowed any money from, or made or forgiven any loan or other advance to, any Affiliate. Except as set forth in Schedule 4.01(z) and except for cash remuneration in amounts consistent with past practice for services rendered and reimbursements of business expenses to employees, consultants, officers and directors in the ordinary course of business (a) the Contracts do not include any obligation or commitment between the Company or any of its subsidiaries and any Affiliate which will survive the Effective Time, (b) the assets of the Company and its subsidiaries do not include any receivable or other payment obligation or commitment from an Affiliate and (c) the liabilities of the Company and its subsidiaries do not include any payable or other obligation or commitment to any Affiliate. Except as set forth Schedule 4.01(z), no director or officer of the Company or any subsidiary is a party to any contract with any customer or supplier of the Company or any of its subsidiaries that materially and adversely affects in any manner the business, financial condition or results of operation of the Company or any of its subsidiaries.

                  SECTION 4.02 Representations and Warranties of Purchaser and the Merger Subsidiary. Purchaser (and where applicable, the Merger Subsidiary) represents and warrants to the Company as follows:

         (a) Organization, Standing and Corporate Power. Each of Purchaser and the Merger Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of Purchaser and the Merger Subsidiary is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on Purchaser. Purchaser has delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of the Merger Subsidiary, in each case as amended to date.

         (b) Authority; Noncontravention. Each of Purchaser and the Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Purchaser and the Merger

Subsidiary and the consummation by Purchaser and the Merger Subsidiary of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser and the Merger Subsidiary. This Agreement has been duly executed and delivered by Purchaser and the Merger Subsidiary and constitutes the legal, valid and binding obligations of Purchaser and the Merger Subsidiary, enforceable against Purchaser and the Merger Subsidiary in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under (i) the certificate of incorporation or by-laws of Purchaser or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage or indenture, (iii) any material lease or other agreement to which Purchaser or any of its subsidiaries is a party, or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its subsidiaries, other than, in the case of clauses (ii), (iii) and
(iv), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not reasonably be expected (x) to have a material adverse effect on Purchaser, or (y) to prevent or materially to delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser, the Merger Subsidiary or any of its subsidiaries in connection with the execution and delivery of this Agreement by Purchaser or the Merger Subsidiary or the consummation by Purchaser or the Merger Subsidiary of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Purchaser under the HSR Act, if necessary; (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Purchaser is qualified to do business; and
(4) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Purchaser or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         (c) Brokers. No broker, investment banker, financial advisor or other person, other than CIBC World Markets, the fees and expenses of which will be paid by Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Purchaser or the Merger Subsidiary. Purchaser has furnished to the Company true and complete copies of all agreements under which any such fees or expenses are payable.

         (d) Interim Operations of the Merger Subsidiary. The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         (e) Ownership Interest in the Company. Other than by reason of this Agreement or the transactions contemplated hereby, neither Purchaser nor any of its affiliates is, or has been at any time during the previous three (3) years, an "interested stockholder" of the Company, as that term is defined in Section 203 of the DGCL.

         (f) Financial Capacity. The Purchaser and the Merger Subsidiary have received, and delivered a copy to the Company of, a letter from a nationally recognized financial institution (the "Highly Confident Letter") indicating that they are highly confident that the Purchaser and the Merger Subsidiary will be able to secure the Financing. A true and correct copy of the Highly Confident Letter is attached hereto as Schedule 4.02(f) and the Highly Confident Letter has not been amended or modified. The aggregate proceeds of the Financing will be sufficient to pay the aggregate Per Share Amount and the Option Consideration, to repay the indebtedness of the Company and its subsidiaries on the Closing Date and to pay all fees and expenses related to the transactions described in this Agreement. The Purchaser and the Merger Subsidiary have no reason to believe that the Financing will not be available at or prior to the Effective Time.

         (g) No Other Representations or Warranties by the Seller. The Purchaser agrees that except for the representations and warranties (including the Schedules with respect thereto) made by the Company and expressly set forth in Section 4.01 of this Agreement, neither the Company nor any of its subsidiaries or representatives thereof has made and shall not be construed as having made to the Purchaser or to any representative or affiliate thereof, and neither the Purchaser nor any affiliate nor any representative thereof has relied upon, any other representation or warranty of any kind. Without limiting the generality of the foregoing, the Purchaser agrees that neither the Company nor any of its subsidiaries or representatives thereof makes or has made any representation or warranty to the Purchaser or to any representative or affiliate thereof with respect to:

                  (i) any projections, estimates or budgets heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or affiliates of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition of the Company and its subsidiaries or the future business, operations or affairs of the Company and its subsidiaries; and

                  (ii) any other information, statement or documents heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or affiliates with respect to the Company and its subsidiaries or the business, operations or affairs of the Company and its subsidiaries;

except to the extent expressly covered by a representation and warranty (including the Schedules with respect thereto) contained in Section 4.01 hereof; provided, however that nothing in this Section 4.02(g) will prohibit the Purchaser or the Merger Subsidiary from asserting a fraud claim with respect to the enforcement of their rights pursuant to this Agreement nor shall this
Section 4.02(g) be asserted in defense of any such fraud claim.

                                   ARTICLE V.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 5.01 Conduct of Business. The Company agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Purchaser shall otherwise agree in writing, and except as set forth on Schedule 5.01, the Company shall conduct its business in, and shall cause the businesses of its subsidiaries to be conducted in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries as a whole, to keep available through the Effective Time the services of the present officers and employees of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with material customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. Except as set forth on Schedule 5.01, during the period from the date of this Agreement to the earlier of the termination of this Agreement and the consummation of the Merger, the Company shall not, and shall not permit any of its subsidiaries to:

                  (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of the Company to its parent, or by a subsidiary that is partially owned by the Company or any of its subsidiaries, provided that the Company or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries;

                  (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock pursuant to the ESPP or upon the exercise of Options and Warrants outstanding on the date of this Agreement and in accordance with their present terms);

                  (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for purchases of inventory and other items in the ordinary course of business;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than in the ordinary course of business;

                  (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or other rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of another person, except for borrowings incurred in the ordinary course of business;

                  (vii) hold any meeting of its stockholders except for the Stockholders Meeting or to the extent required by the Company's bylaws or the DGCL;

                  (viii) take any action that would result in a violation of law or cause a breach of any Contract or other commitment to which the Company or any of its subsidiaries is a party, which in each case, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company; and

                  (ix)     agree to take any of the foregoing actions.

                  SECTION 5.02 No Solicitation by the Company. (a) Upon execution of this Agreement, the Company shall immediately terminate any discussions with any person (other than Purchaser and its representatives) concerning an Acquisition Proposal. The Company shall not, directly or indirectly, through any officer, director, financial advisor, attorney, representative, subsidiary or agent of the Company, (i) take any action to solicit, initiate, facilitate, continue or encourage any Acquisition Proposal,
(ii) engage in negotiations or discussions (whether such discussions or negotiations are initiated by the Company, such other person or otherwise) concerning, or provide any non-public information to any person relating to, any possible Acquisition Proposal, (iii) enter into an agreement with any person providing for a possible Acquisition Proposal or make any public statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person, in each case other than Purchaser and the Merger Subsidiary, or
(iv) agree to, enter into a letter of intent or similar document concerning, or recommend, any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company, or its Board of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited, bona fide, written Acquisition Proposal by such person or recommending an unsolicited, bona fide, written Acquisition Proposal by such person to the stockholders of the Company, if and only to the extent that (1) the Board of Directors of the Company determines in good faith (after consultation with independent financial and legal advisors) that such Acquisition Proposal is reasonably likely to result in a Superior Proposal and the Board of Directors of the Company determines in good faith (after consultation with independent legal advisors) that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person, (x) such Board of Directors receives from such person an executed confidentiality agreement with terms no less favorable to the Company and no more favorable to such person than those terms contained in the letter agreement dated February 25, 2002 between Purchaser and the Company, as amended by the Addendum dated March 2003 between Purchaser and the Company (the "Nondisclosure

Agreement"), (y) such non-public information has been previously made available to Purchaser, and (z) the Company advises Purchaser in writing of such disclosure or discussions or negotiations, including the person to whom disclosed or with whom discussions or negotiations will occur and the material terms and conditions of such Acquisition Proposal; or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company shall ensure that the officers and directors of the Company and any investment banker or other financial advisor or representative retained by the Company are aware of the restrictions set forth in this Section
5.02. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this Section 5.02 by any officer, director, financial advisor, attorney, representative, subsidiary or agent of the Company, when acting on behalf of the Company or any of its subsidiaries, shall be deemed to be a breach of this Section 5.02 by the Company. "Acquisition Proposal" shall mean any inquiries or proposals that constitute, or are reasonably likely to result in, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or other securities (including by way of a tender offer) or similar transaction involving the Company and its subsidiaries, other than the transactions contemplated by this Agreement; "Superior Proposal" shall mean an Acquisition Proposal that is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement; and "Top-Up Amendment" shall mean a binding (with respect to the Purchaser and the Merger Subsidiary) amendment to this Agreement (containing no conditions other than those set forth herein on the date hereof) which the Board of Directors of the Company determines in good faith (after consultation with independent financial and legal advisors) provides greater aggregate value to the Company's stockholders than the transactions contemplated by the Superior Proposal to which it relates.

         (b) The Company shall notify Purchaser promptly after receipt by the Company (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its subsidiaries by any person that informs the Company (or its advisors) that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the person and the material terms and conditions of such proposal, inquiry or contact (a "Notice"). The Company shall continue to keep Purchaser informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

         (c) In addition to the foregoing, the Company shall not accept or enter into any agreement, letter of intent or similar document concerning an Acquisition Proposal for a period of not less than three (3) Business Days after the Purchaser's receipt of a Notice, and during such three (3) Business Day period, at the Purchaser's request, the Company shall negotiate with the Purchaser in good faith. If, prior to the conclusion of such three (3) Business Day period, Purchaser shall execute and deliver a Top-Up Amendment to the Company, then the Company shall cease all discussions or negotiations with respect to the Acquisition Proposal unless and until a subsequent Superior Proposal is made.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

                  SECTION 6.01 Stockholders Meeting; Preparation of Proxy Statement(a). (a) The Company shall, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Unless the Board of Directors determines in its good faith judgment, after consultation with outside legal counsel, that its fiduciary duties require otherwise, the Proxy Statement will contain the recommendation of the Board of Directors of the Company that the stockholders of the Company vote to adopt and approve the Merger and this Agreement. The Company will use all commercially reasonable efforts to obtain from its stockholders proxies in favor of such adoption and approval and to take all other action necessary to secure the vote or consent of stockholders required by the DGCL to effect the Merger. At the Stockholders Meeting, Purchaser, the Merger Subsidiary, and their subsidiaries will vote, or cause to be voted, all of the shares of Company Common Stock then owned by any of them in favor of the Merger and the Agreement.

         (b) The Company shall, as soon as practicable following the execution of this Agreement, prepare and file a preliminary Proxy Statement with the SEC and shall use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement.

         (c) The Company covenants to and agrees with the Purchaser and the Merger Subsidiary that none of the information provided or to be provided by it for use in the Proxy Statement, and Purchaser and the Merger Subsidiary covenant to and agree with the Company that none of the written information provided or to be provided by them expressly for use in the Proxy Statement, will, on the date the Proxy Statement is first mailed to the stockholders of the Company and on the date of the Stockholders Meeting, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and Purchaser, the Company and the Merger Subsidiary each agrees to correct any information provided by it for use in the Proxy Statement that has become false or misleading in any material respect and the Company will file such amendments and supplements as are necessary.

         (d) Provided that Purchaser and the Merger Subsidiary provide all necessary information they are required to provide for inclusion therein, and provided further that

Purchaser and the Merger Subsidiary complied with their obligations under
Section 6.01(c), the Company represents and warrants to Purchaser and the Merger Subsidiary that the Proxy Statement will comply as to form in all material respects with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

                  SECTION 6.02 Access to Information; Confidentiality. Subject to the Non-Disclosure Agreement, the Company shall, and shall cause each of its subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors and other representatives of Purchaser, reasonable access during normal business hours during the period prior to the Effective Time, and without undue disruption of their respective businesses, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Purchaser (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws and (b) all other available information concerning its business, properties and personnel as such other party may reasonably request. Purchaser will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Non-Disclosure Agreement.

                  SECTION 6.03 Commercially Reasonable Efforts(a). (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) taking all reasonable acts necessary to cause the conditions in Article VII to be satisfied, (ii) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including pursuant to the HSR Act) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) obtaining all necessary consents, approvals or waivers from third parties, and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this
Section 6.03(a) will limit Section 6.07 hereof or limit or affect actions permitted to be taken pursuant to Sections 5.01 or 5.02.

         (b) In connection with and without limiting the foregoing, the Company and Purchaser shall (i) take all commercially reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all reasonable action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                  SECTION 6.04 Certain Employee Matters(a). (a) The Surviving Corporation, in its sole discretion, shall either continue the current employee benefits of the Company and its subsidiaries or shall provide the employees of the Company and its subsidiaries (each, a "Company Employee") with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of Purchaser (with similar situations to be determined in light of the Company Employee's new post-Merger responsibilities). In furtherance of the foregoing, Purchaser agrees either to maintain existing Company employee benefits or arrange for the Company Employees to become participants in Purchaser's existing employee benefit plans after the Effective Time.

         (b) With respect to the benefits provided pursuant to this Section 6.04, (i) service accrued by Company Employees during employment with the Company and its subsidiaries (including any predecessor entity) prior to the Effective Time shall be recognized for all purposes, except for benefit accruals with respect to defined benefit pension plans, (ii) any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the applicable Company Benefit Plan) and eligibility waiting periods under any group health plan shall be waived with respect to such Company Employees and their eligible dependents, and (iii) Company Employees shall be given credit for amounts paid under a Company Benefit Plan during the applicable period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans in which any Company Employee becomes entitled to participate.

         (c) Within 10 Business Days prior to the Closing Date, the Company will use commercially reasonable efforts to provide to Purchaser in writing a list of all former Employees eligible as of such date for continuation coverage under any Benefit Plan pursuant to COBRA.

         (d) Notwithstanding anything herein to the contrary, upon written request of Purchaser delivered to the Company at least thirty days prior to the Closing Date, the Company shall use commercially reasonable efforts to terminate or amend the Ramsay Youth Services Deferred Compensation and Retirement Plan (the "401K Plan") as of a date prior to the Closing Date. In connection with any termination of the 401K Plan, the Company shall, to the extent legally required, fully vest all employees in their account balances in the Plan and the Purchaser shall permit each Employee to rollover his or her accrued benefit under the 401K Plan, including any promissory notes attributable to loans under the 401K Plan, to a qualified retirement plan maintained by Purchaser, to the extent such rollovers constitute, in the Purchaser's sole discretion, valid eligible rollover distributions.

         (e) This Section 6.04 is for the sole and exclusive benefit of the Company, the Purchaser and the Merger Subsidiary. No Company Employee or any other person is intended to be a third-party beneficiary hereof, and no Company Employee shall have any rights as the result of any provision of this Section 6.04.

                  SECTION 6.05 Indemnification, Exculpation and Insurance(a).
(a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain all of the provisions limiting or eliminating the personal liability of directors and the provisions with respect to indemnification and advancement of expenses set forth in the Company's certificate of incorporation and bylaws on the date hereof, which provisions shall not be amended, modified or otherwise repealed for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by applicable law and then only to the minimum extent required by such applicable law.

         (b) The Surviving Corporation shall indemnify and hold harmless each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company certificate of incorporation or bylaws, in each case for a period of six (6) years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; provided that the Indemnified Parties shall be required to reimburse the Surviving Corporation for such payments in the circumstances and to the extent required by the Company certificate of incorporation or bylaws, any applicable contract or agreement or applicable law; and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six (6)-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Party with respect to whom such a conflict exists (or group of such Indemnified Parties who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

         (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements and arrangements (the employee parties under such agreements and arrangements being referred to as the "Covered Persons") with the Company's directors and officers existing at or before the Effective Time that are listed in Schedule 6.05(c).

         (d) In addition, Purchaser shall provide, or cause the Surviving Corporation to provide, for a period of not less than six (6) years after the Effective Time, the Company's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the next best available coverage; provided, however, that Purchaser and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

         (e) From and after the Effective Time, Purchaser shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 6.05.

         (f) Nothing contained in this Section 6.05 is intended to limit in any manner and at any time rights that any Indemnified Party or any Covered Person may have under and in accordance with all provisions of the Company's certificate of incorporation and its bylaws in each case dealing with indemnification, or any contract or agreement in effect on the date hereof or whose execution following the date hereof is permitted by the terms of this Agreement, which rights shall survive the Effective Time and shall be binding on the Surviving Corporation and all successors and assigns of the Surviving Corporation, in accordance with their respective terms.

         (g) This Section 6.05 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and Purchaser and shall be enforceable by the Indemnified Parties and the Covered Persons.

                  SECTION 6.06 Public Announcements. Purchaser and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                  SECTION 6.07 Financing. The Purchaser and the Merger Subsidiary shall use their best efforts promptly to obtain and deliver to the Company a binding commitment letter from a nationally recognized financial institution to provide the Financing on customary terms and conditions (but not including a due diligence condition or a condition requiring any further credit approval) and otherwise in form and substance reasonably satisfactory to the Company (a "Commitment Letter") on or before June 2, 2003, and the Purchaser and the Merger Subsidiary shall consummate the Financing on or before August 29, 2003 (provided that the mutual conditions set forth in Section 7.01 and the Purchaser's conditions set forth in Section 7.02 shall have been satisfied or that the Company stands ready, willing and able to satisfy such conditions).

                  SECTION 6.08 Notification of Certain Matters. The Company shall give prompt notice to the Purchaser, and (in the case of clauses (a) and (d) of this Section 6.08 only) the

Purchaser and the Merger Subsidiary shall give prompt notice to the Company, of
(a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or is reasonably likely to cause any representation or warranty of such party contained in this Agreement or the other agreements contemplated hereby to be untrue at any time from the date of this Agreement to the Closing Date, (b) any material adverse effect with respect to the Company or any event, change, occurrence, effect, fact, condition, development or circumstance or series of events, changes, occurrences, effects, facts, conditions, developments or circumstances that would reasonably be expected to result in a material adverse effect with respect to the Company, (c) any material claims, actions, proceedings, litigation or governmental investigations commenced or, to its knowledge, threatened, involving or affecting the Company or any of its subsidiaries or any of their material property or assets or the transactions contemplated hereby which would reasonably be expected to have a material adverse effect on the Company, or (d) any failure of the Purchaser or the Merger Subsidiary or of any officer, director, employee or agent thereof to comply in all material respects with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each of the Company and the Purchaser shall give prompt notice to the other party of any notice or other communication from any third party or Governmental Entity alleging that the consent of such third party or Governmental Entity is or may be required in connection with the transactions contemplated by this Agreement.

                  SECTION 6.09 Resignations. Prior to the Effective Time, the Company shall request and obtain written resignations of all of the directors and officers of the Company and each of its subsidiaries effective as of the Effective Time (the "Resignations").

                  SECTION 6.10 Financial Statements. During the period prior to the Closing Date, the Company shall provide the Purchaser as promptly as practicable (and in any event within thirty (30) days following the end of each month) with a copy of an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries for each of the months ended prior to the Closing Date (commencing with the month ended March 31, 2003), and the related consolidated statements of earnings, stockholders' equity and cash flows for the month then ended.

                  SECTION 6.11 Severance Payments. Schedule 6.11 hereto sets forth a list of each person entitled to receive any severance payments or other consideration as a result of the transactions contemplated by this Agreement other than consideration received solely as a result of such person holding Common Shares, Options or Warrants. Schedule 6.11 also sets forth the amount of any such payments or consideration.

                  SECTION 6.12 Exemption from State Takeover Laws. The Company shall take all reasonable steps necessary to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of the Company's Board of Directors or otherwise.

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

                  SECTION 7.01 Mutual Conditions. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Effective Time of the following conditions:

         (a)      The Company Stockholder Approval shall have been obtained.

         (b) No federal or state statute, rule or regulation will be enacted, promulgated, entered, or enforced that would prohibit consummation of the Merger or of the other transactions contemplated by this Agreement; provided that the parties to this Agreement agree to use their respective commercially reasonable efforts to have any such injunction, decree, or order lifted.

         (c) Neither Purchaser nor the Company shall be subject to (i) any law, order, stay, decree, judgment or injunction of any Governmental Entity which enjoins, prohibits or materially restricts the Merger that has not been vacated, dismissed or withdrawn as of the Effective Time (provided that the parties to this Agreement agree to use their respective commercially reasonable efforts to have any such order, stay, decree, judgment or injunction lifted), or
(ii) any pending or threatened (in writing) litigation or proceeding by any Governmental Entity which seeks to enjoin or prohibit the Merger or to impose material damages on Purchaser or the Company by reason thereof and which, in any case, has a reasonable likelihood of success.

         (d) The waiting period applicable to the consummation of the Merger under the HSR Act will have expired or been terminated.

                  SECTION 7.02 Additional Conditions to Obligations of Purchaser and the Merger Subsidiary. The obligations of Purchaser and the Merger Subsidiary to effect the Merger are also subject to the following conditions:

         (a) Each of the representations and warranties of the Company contained in this Agreement, ignoring for purposes of considering satisfaction of this condition any exception or qualification as to materiality or material adverse effect contained in such representations and warranties, will be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties that address matters only as of a particular date will remain true and correct as of such specified date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its ability to consummate the Merger. Purchaser will have received a certificate of an executive officer of the Company to such effect.

         (b) The Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Purchaser will have received a certificate of an executive officer of the Company to that effect.

         (c)      The Company will have delivered, or caused to be delivered, to
Purchaser:

                  (i) a certificate of good standing from the Delaware Secretary of State and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing (with respect to the jurisdictions which recognize such concept);

                  (ii) a copy of the certificate of incorporation, certified by the appropriate public official, and a copy of the bylaws, certified by the Secretary of each such entity, for the Company and each of its subsidiaries; and

                  (iii) duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and duly adopted resolutions of the stockholders of the Company adopting this Agreement, each certified by the Secretary of the Company.

         (d) From and including the date of this Agreement, there will not have occurred a material adverse change in the Company, and no action, suit or proceeding shall have been instituted by any person for monetary damages before a court or any Governmental Entity arising out of the transactions contemplated by this Agreement and that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser.

         (e) Purchaser will have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of, and declarations, registrations and filings required under the terms, conditions or provisions of, any person or matter set forth in Schedule 7.02(e) have been obtained or made, by the Company, without the imposition of any material limitations, prohibitions or requirements, and are in full force and effect.

         (f) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (i) prohibits or limits materially the ownership or operation by Purchaser, the Merger Subsidiary or any of their subsidiaries of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or compels the Purchaser, the Merger Subsidiary, or any of their respective subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole, (ii) imposes material limitations on the ability of the Purchaser, the Merger Subsidiary or any other subsidiary of the Purchaser to acquire or hold, or to exercise effectively full rights of ownership of, the Company, or (iii) requires divestitures by the Purchaser, the Merger Subsidiary or any other affiliate of the Purchaser of any material assets.

         (g)      Purchaser shall have received the Resignations.

         (h) The Voting Agreement, of even date herewith, by and between the Purchaser and each of Ramsay Holdings HSA Limited, Paul Ramsay Holdings Pty. Limited, Ramsay Hospitals Pty. Limited, and Paul J. Ramsay shall be in full force and effect.

         (i) The Voting Agreement, of even date herewith, by and between the Purchaser and Luis E. Lamela shall be in full force and effect.

         (j) The number of Dissenting Shares shall not exceed 7.5% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

         (k) The Company shall have delivered to the Purchaser (i) waivers executed by the holders of Out of the Money Options representing at least 90% of all Company Common Shares issuable pursuant to all outstanding Out of the Money Options evidencing their agreement that the Out of the Money Options held by such holders will be canceled as of Closing and (ii) duly adopted resolutions of the Board of Directors of the Company or the appropriate committee of such Board adjusting (A) the terms of all Options which provide for an exercise price per share of Company Common Stock which is greater than or equal to the Merger Consideration to provide that, following the Effective Time, all such Options represent the right to receive no value and (B) the terms of all Options which provide for an exercise price per share of Company Common Stock which is less than the Merger Consideration to provide that, following the Effective Time, all such Options represent the right to receive only the Option Consideration.

                  SECTION 7.03 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions:

         (a) Each of the representations and warranties of the Purchaser and the Merger Subsidiary contained in this Agreement, ignoring for purposes of considering satisfaction of this condition any exception or qualification as to materiality or material adverse effect contained in such representations and warranties, will be true and correct as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties that address matters only of a particular date will remain true and correct as of such specified date, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the Merger. The Company will have received a certificate of an executive officer of the Purchaser to such effect.

         (b) Purchaser will have, and will cause the Merger Subsidiary to have, performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company will have received a certificate of an executive officer of Purchaser to such effect.

                                 ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval (provided, however, that if the Merger is consummated, neither the Company nor the Merger Subsidiary may in any event terminate this Agreement):

         (a)      by mutual written consent of Purchaser and the Company; or

         (b) by either Purchaser or the Company by notice in writing to the other party:

                  (i) if the Company Stockholder Approval has not been obtained on or before the close of business (Eastern Time) on September 3, 2003, provided that the party seeking termination is not in material breach of this Agreement; or

                  (ii) if any Governmental Entity shall have permanently enjoined, restrained or otherwise prohibited the consummation of the Merger or any of the other transactions contemplated by this Agreement; or

         (c) by Purchaser, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (other than the covenants contained in Section 6.04(c) or (d)), which breach or failure to perform (a) would give rise to the failure of a condition set forth in Sections 7.02(a) or 7.02(b), and (b) cannot be or has not been cured within 30 days after Purchaser's giving written notice to the Company of such breach (a "Company Material Breach") (provided that Purchaser is not then in Purchaser Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

         (d) by Purchaser, if either (i) the Board of Directors of the Company or any committee thereof shall have withdrawn its approval or recommendation of the Merger or this Agreement or approved or recommended any Acquisition Proposal, or (ii) the Stockholder Approval shall not have been given at the Stockholders Meeting; or

         (e) by the Company, if Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (a) would give rise to the failure of a condition set forth in Sections 7.03(a) or 7.03(b), and (b) cannot be or has not been cured within 30 days after the Company's giving written notice to Purchaser of such breach (a "Purchaser Material Breach") (provided that the Company is not then in Company Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

         (f) by the Company, if Purchaser shall not have obtained (and delivered to the Company) on or prior to the close of business (Eastern Time) on June 2, 2003 a Commitment Letter; or

         (g) by the Company, if it proposes to accept a Superior Proposal and no corresponding Top-Up Amendment is made pursuant to Section 5.02; or

         (h) by the Company, if the Purchaser shall not have consummated the Financing on or before the close of business (Eastern Time) on August 29, 2003 (provided that the mutual conditions set forth in Section 7.01 and the Purchaser's conditions set forth in Section 7.02 shall have been satisfied or that the Company stands ready, willing and able to satisfy such conditions but for the Purchaser not having consummated the Financing on or before such date and time).

                  SECTION 8.02 Effect of Termination(a). (a) In the event of termination of this Agreement by either the Company or Purchaser as provided in
Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser, the Merger Subsidiary or the Company, other than the provisions of the last sentence of
Section 6.02, this Section 8.02 and Article IX.

         (b) Except as set forth in this Section 8.02, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the Purchaser and the Company shall share equally all fees and expenses, other than their respective accountants' and attorneys' fees, incurred in relation to the filing and printing of the Proxy Statement (including any related preliminary materials) and any amendments or supplements; provided, further, the Company shall bear the expenses of mailing the Proxy Statement and any other materials to its own stockholders.

         (c) Purchaser shall pay the Company's reasonable out-of-pocket expenses incurred in connection with this Agreement (and the transactions contemplated hereby), including the reasonable fees and expenses of financial advisors, accountants and legal counsel and printing and filing and mailing fees and expenses (collectively, "Termination Expenses"), in immediately available funds, within two (2) Business Days following termination of this Agreement by the Company pursuant to Section 8.01(e), and the Company shall pay Purchaser's and the Merger Subsidiary's Termination Expenses in immediately available funds within two (2) Business Days following termination of this Agreement by Purchaser pursuant to Section 8.01(c).

         (d)      If this Agreement shall have been terminated pursuant to
Section 8.01(d) or (g), then the Company shall pay the Purchaser an amount equal to $2,250,000 (the "Break-up Fee"). Payment of any amounts pursuant to this
Section 8.02(d) shall be made as directed by the Purchaser, by wire transfer in immediately available funds promptly on the day of such termination.

         (e) If within six months after termination of this Agreement by Purchaser pursuant to Section 8.01(c) as a result of a Company Material Breach, the Company enters into a definitive agreement concerning a Superior Proposal or consummates a Superior Proposal with any person with whom the Company has entered into a confidentiality agreement concerning an Acquisition Proposal at any time prior to such termination, then upon entering into such definitive agreement or consummating such Superior Proposal, the Company shall pay the Purchaser an amount equal to the difference between (i) the Break-up Fee and
(ii) the Termination Expenses previously paid to the Purchaser pursuant to
Section 8.02(c), as directed by the Purchaser, by wire transfer in immediately available funds.

         (f)      If this Agreement shall have been terminated pursuant to
Section 8.01(f) or (h), then the Purchaser shall pay the Company an amount equal to the Break-up Fee. Payment of any amounts pursuant to this Section 8.02(f) shall be made as directed by the Company, by wire transfer in immediately available funds promptly on the day of such termination.

         (g)      The payment of any Break-up Fee and/or expenses pursuant to
Section 8.02(c), (d), (e) or (f) shall be full compensation for the loss suffered by the Purchaser or the Company, as applicable, as a result of the failure of the Merger to be consummated.

                  SECTION 8.03 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after any such Company Stockholder Approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of Purchaser or the Company, action by its Board of Directors.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

                  SECTION 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its express terms contemplates performance after the Effective Time.

                  SECTION 9.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Purchaser or the Merger Subsidiary, to

                  Psychiatric Solutions, Inc.
                  113 Seaboard Lane, Suite C-100
                  Franklin, TN 37067
                  Telecopy No.:  (615) 312-5711
                  Attention:  Joey A. Jacobs
         with a copy to:

                  Waller Lansden Dortch & Davis, PLLC
                  511 Union Street, Suite 2100
                  Nashville, TN 37219
                  Telecopy No.:  (615) 244-6804
                  Attention:  Christopher L. Howard, Esq.

         and

         (b)      if to the Company, to

                  Ramsay Youth Services, Inc.
                  Columbus Center
                  One Alhambra Plaza, Suite 750
                  Coral Gables, FL 33134
                  Telecopy No.:  (305) 569-4648
                  Attention:  Chief Executive Officer

         with copies to:

                  Thomas M. Haythe, Esq.
                  780 Third Avenue, 29th Floor
                  New York, New York 10017
                  Telecopy No.: (212) 319-6241

         and

                  Torys LLP
                  237 Park Avenue
                  New York, New York 10017
                  Telecopy No.:  (212) 880-6224
                  Attention:  Bradley P. Cost, Esq.

                  SECTION 9.03 Counterparts. This Agreement may be executed in one or more counterparts, including by telecopy, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.04 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  SECTION 9.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.06 Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

                  SECTION 9.07 Tax Treatment. Notwithstanding anything herein to the contrary, Purchaser and the Company and its subsidiaries, and their employees, representatives and other agents, may (but shall not be obligated to) disclose to any and all persons without limitation of any kind, the tax treatment and the tax structure of the Merger and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except where reasonably necessary to comply with federal, state or securities laws. The foregoing disclosure shall be permitted on the earlier of (a) the date of the public announcement of discussions of the Merger, (b) the date of the public announcement of the Merger, or (c) the effective date of the execution of this Agreement. This provision shall in no way limit the rights of Purchaser or the Company and its subsidiaries to consult any tax advisor of its choice regarding the tax treatment or structure of the Merger. For purposes of this paragraph, the terms "tax," "tax treatment," "tax structure," and "tax benefit" are defined under Treasury Regulation ss. 1.6011-4(c).

                  SECTION 9.08 Entire Agreement. This Agreement (including the schedules, documents and instruments referred to herein) and the Non-Disclosure Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III and Sections 6.04 and 6.05, are not intended to confer upon any person, other than the parties, any rights or remedies.

                  SECTION 9.09 Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, the parties shall negotiate in good faith to duly amend this Agreement by replacing such illegal, invalid or unenforceable provision with a legal, valid and enforceable provision, the economic effect of which comes as close as possible to that of such illegal, invalid or unenforceable provision.


                                      * * *

                  IN WITNESS WHEREOF, Purchaser, the Merger Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   RAMSAY YOUTH SERVICES, INC.



                                   By:
                                        ----------------------------------------
                                   Name:  Luis E. Lamela
                                   Title: President and Chief Executive Officer


                                   PSYCHIATRIC SOLUTIONS, INC.



                                   By:
                                        ----------------------------------------
                                   Name:
                                          -------------------------------------
                                   Title:
                                            ------------------------------------


                                   PSI ACQUISITION SUB, INC.



                                   By:
                                        ----------------------------------------
                                   Name:
                                          -------------------------------------
                                   Title:
                                            ------------------------------------